Exhibit 10.35

                                  [IC One logo]



VIA FACSIMILE AND CERTIFIED U.S. POST
(801) 766-1742

April 4, 2000

Edgar Bolton
eExpo, Inc.
1601 NW State Street
Bldg. 2A
Lehi, Utah  84043

                      Re: IC One/eExpo Marketing Agreement

Dear Edgar:

Pursuant to our telephone conversation of last week, we are formally giving the following notice.

Paragraph 2.1 of the IC One/eExpo Marketing Agreement dated June 23, 1999 state that is eExpo"...is unable to deliver to IC One, within 120 days...,an economically viable business opportunity..., IC One has the right, unilaterally, to void this agreement."

Despite the best efforts of IC One and eExpo, no economically viable business opportunities have been delivered relating to this contact. IC One thus is exercising its unilateral right to void the agreement.

We understand this Lumin Technology is aggressively marketing the "IC One Kids Card" at this time. We must insist that these efforts immediately cease until we have reached an understanding as to the terms under which we will move forward.

We regret the need to take this action but we must protect our shareholders.

We understand that eExpo desired to assign its rights under this contact to Lumin Technology. IC One would not accept such an assignment even if the agreement were not void.

--------------------------------------------------------------------------------
         205 West 900 South, Suite 200 - Salt Lake City, Utah 84101-2736
                       - 801-355-0066 - Fax 801-355-6633

However, we do believe that significant business opportunities can be developed in this area, and we invite eExpo and Lumin Technology to immediately begin negotiations with IC One toward that end. Both our legal counsel, Joe Diamond, and I will be available to discuss and negotiate such an agreement. We believe this new agreement will benefit you as well as IC One.
We sincerely hope that we may be able to work out a plan to ferret out these business opportunities, and we look forward to aggressively moving ahead.

Best regards,

/s/ Jim Williams
------------------------------
Jim Wiliams
President & CEO, IC One, Inc.

JW/jjd

cc:  Cary Wasden
     David Farrell
     Donna Kreutz
     Joe Diamond
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